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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT
                           (Pursuant to Rule 13d-1(f))

         In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Class A and Class B Common Stock of United Foods, Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. Each party to this Joint Filing Agreement expressly authorizes James I. Tankersley to file on such party's behalf any and all amendments to such Statement. Each such party undertakes to notify James I. Tankersley of any changes giving rise to an obligation to file an amendment to Schedule 13D and it is understood that in connection with this Statement and all amendments thereto each such party shall be responsible only for information supplied by such party.

         In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 23rd day of July, 1998.


                                        /s/ James I. Tankersley
                                        ----------------------------------------
                                        James I. Tankersley


                                        /s/ Daniel B. Tankersley
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                                        Daniel B. Tankersley


                                        /s/ Darla T. Darnall
                                        ----------------------------------------
                                        Darla T. Darnall


                                        /s/ Kelle T. Northern
                                        ----------------------------------------
                                        Kelle T. Northern


                                        /s/ James W. Tankersley
                                        ----------------------------------------
                                        James W. Tankersley

                                        /s/ Edna W. Tankersley
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                                        Edna W. Tankersley